                                                                    EXHIBIT 99.1

                                 SIMMONS COMPANY
                      REPORTS RECORD FIRST QUARTER RESULTS

     o  NET SALES UP NEARLY 15% WITH MARKET SHARE GAINS
     o  OPERATIONAL IMPROVEMENTS DELIVER INCREASED OPERATING MARGINS
     o  SUBSTANTIAL IMPROVEMENTS IN EBITDA AND EBITDA MARGIN
     o  $20 MILLION OF DEBT REPAID
        -----------------------------------------------------------------

ATLANTA, May 8, 2006 - Simmons Company ("Company" or "Simmons"), the ultimate parent of Simmons Bedding Company ("Simmons Bedding"), a leading manufacturer of premium-branded bedding products, today released operating results for the first quarter of 2006.

         For the first quarter of 2006, net sales were $235.9 million compared to $205.6 million for the same period last year, a 14.7% increase. For the first quarter of 2006, Simmons' wholesale and retail bedding segment net sales increased 14.4% and 23.5%, respectively, compared to the same period last year. On a comparable store basis, retail store sales for the Company's Sleep Country USA stores increased 9.5% in the first quarter of 2006, compared to the same period last year. Gross profit for Simmons was $99.4 million, or 42.2% of net sales, for the first quarter of 2006 compared to $91.4 million, or 44.5% of net sales, for the same period last year.

         For the first quarter of 2006, operating income was $29.4 million, or 12.5% of net sales, compared to $12.9 million, or 6.3% of net sales, for the same period last year. Net income was $6.4 million for the first quarter of 2006 compared to a net loss of $(2.2) million for the same period of the prior year. For the first quarter of 2006, adjusted EBITDA (see the Supplemental Information to this press release) was a record $38.7 million, or 16.4% of net sales, for the first quarter of 2006 compared to $19.9 million, or 9.7% of net sales, for the same period last year. As of April 1, 2006 and December 31, 2005, Simmons' working capital (see the Supplemental Information to this press release) as a percentage of net sales for the trailing twelve months was 2.0%.

         Simmons' Chairman and Chief Executive Officer, Charlie Eitel, said, "We have worked very hard over the past year to make our business leaner and more competitive in the marketplace. Our first quarter results show the effectiveness of those efforts and I am extremely pleased with our sales, EBITDA and net income growth. Our current product offerings are being well received by our customers and, as a result, we have gained market share. Additionally, we were able to repay $20.0 million of debt during the quarter as a result of our ongoing working capital management, coupled with our strong first quarter operating performance. "

         The Company will webcast its first quarter 2006 financial results via a conference call on Tuesday, May 9, 2006, beginning at 9:30 a.m. Eastern Time. The webcast will be available at the Company's website www.simmons.com and will also be available for replay through May 23, 2006.


ABOUT SIMMONS COMPANY
Atlanta-based Simmons Company, through its indirect subsidiary Simmons Bedding, is one of the world's largest mattress manufacturers, manufacturing and marketing a broad range of products including Beautyrest(R), BackCare(R), BackCare Kids(R) and Deep Sleep(R). Simmons Bedding operates 17 conventional bedding manufacturing facilities and two juvenile bedding manufacturing facilities across the United States and Puerto Rico. Simmons is committed to developing superior mattresses and promoting a higher quality sleep for consumers around the world. For more information, visit the Company's website at www.simmons.com.








"SAFE HARBOR" STATEMENT UNDER PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

   This press release includes forward-looking statements that reflect Simmons' current views about future events and financial performance. Words such as "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," "forecasts" and variations of such words or similar expressions that predict or indicate future events, results or trends, or that do not relate to historical matters, identify forward-looking statements. The forward-looking statements in this press release speak only as of the date of this release. These forward-looking statements are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from Simmons' expectations. These factors include, but are not limited to: (i) our ability to compete effectively and competitive pricing pressures in the bedding industry; (ii) legal and regulatory requirements; (iii) the success of new products; (iv) our relationships with and viability of our major suppliers; (v) fluctuations in costs of raw materials; (vi) our relationship with significant customers and licensees;
   (vii) our ability to increase prices on our products and the effect of these price increases on our unit sales; (viii) an increase in return rates and warranty claims; (ix) our labor relations; (x) departure of key personnel;
   (xi) encroachments on our intellectual property; (xii) product liability claims; (xiii) our level of indebtedness; (xiv) interest rate risks; (xv) compliance with covenants in our debt agreements; (xvi) future acquisitions;
   (xvii) our ability to achieve the expected benefits from any personnel realignments; and (xviii) other risks and factors identified from time to time in the Company's and Simmons Beddings' reports filed with the Securities and Exchange Commission ("SEC"). We undertake no obligation to update or revise any forward-looking statements, either to reflect new developments or for any other reason.



                                -table follows-

                        SIMMONS COMPANY AND SUBSIDIARIES
           CONDENSED HISTORICAL CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)
                                   (UNAUDITED)


                                                             QUARTER ENDED
                                                         ----------------------
                                                         APRIL 1,     MARCH 26,
                                                           2006         2005
                                                         ---------    ---------
Wholesale net sales ..................................   $ 216,947    $ 189,600
Retail net sales .....................................      23,635       19,131
Eliminations .........................................      (4,715)      (3,149)
                                                         ---------    ---------
Net sales ............................................     235,867      205,582
     Cost of products sold ...........................     136,439      114,166
                                                         ---------    ---------
Gross profit .........................................      99,428       91,416
                                                         ---------    ---------

Operating expenses:
     Selling, general and administrative expenses ....      70,906       79,161
     Amortization of intangibles .....................       1,417        1,441
     Licensing fees ..................................      (2,288)      (2,051)
                                                         ---------    ---------
                                                            70,035       78,551
                                                         ---------    ---------
Operating income .....................................      29,393       12,865
     Interest expense, net ...........................      19,176       16,414
                                                         ---------    ---------
Income (loss) before income taxes ....................      10,217       (3,549)
     Income tax expense (benefit) ....................       3,784       (1,357)
                                                         ---------    ---------
Net income (loss) ....................................   $   6,433    $  (2,192)
                                                         =========    =========

Adjusted EBITDA (a) ..................................   $  38,703    $  19,888
                                                         =========    =========




See Notes to Condensed Historical Financial Data.

                        SIMMONS COMPANY AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                        APRIL 1,     DECEMBER 31,
                                                          2006           2005*
                                                       ----------    ------------
ASSETS
Current assets:
     Cash and cash equivalents ...................     $   21,388     $   24,622
     Accounts receivable, net ....................         79,175         76,032
     Inventories .................................         29,031         33,050
     Other current assets ........................         22,519         17,950
                                                       ----------     ----------
          Total current assets ...................        152,113        151,654
                                                       ----------     ----------

Property, plant and equipment, net ...............         59,066         58,360
Goodwill, net ....................................        488,208        488,230
Intangible assets, net ...........................        535,872        537,290
Other assets .....................................         42,964         45,243
                                                       ----------     ----------
                                                       $1,278,223     $1,280,777
                                                       ==========     ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Current maturities of long-term debt ........     $      413     $    1,602
     Accounts payable and accrued liabilities ....        112,841        110,170
                                                       ----------     ----------
          Total current liabilities ..............        113,254        111,772
                                                       ----------     ----------

Long-term debt ...................................        891,953        906,148
Deferred income taxes ............................        147,770        144,418
Other non-current liabilities ....................         14,729         14,092
                                                       ----------     ----------
          Total liabilities ......................      1,167,706      1,176,430
                                                       ----------     ----------


Stockholders' equity .............................        110,517        104,347
                                                       ----------     ----------
                                                       $1,278,223     $1,280,777
                                                       ==========     ==========




See Notes to Condensed Historical Financial Data.

* Derived from the Company's 2005 audited Consolidated Financial Statements.

                        SIMMONS COMPANY AND SUBSIDIARIES
           (NOTES TO CONDENSED HISTORICAL FINANCIAL DATA - CONTINUED)

a) Adjusted EBITDA (as defined in Simmons Bedding's senior credit facility) differs from the term "EBITDA" as it is commonly used. In addition to adjusting net income to exclude interest expense, income taxes and depreciation and amortization, adjusted EBITDA also adjusts net income
     (loss) by excluding items or expenses not typically excluded in the calculation of "EBITDA" such as management fees, reorganization expense, and other unusual or non-recurring charges or credits. Adjusted EBITDA is presented because it is a material component of the covenants contained within Simmons Bedding's credit agreements and is a measure used by management to determine operating performance. EBITDA does not represent net income or cash flows from operations as those terms are defined by accounting principles generally accepted in the United States and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. Below is a reconciliation of net income (loss) to adjusted EBITDA:

                                                             QUARTER ENDED
                                                        ------------------------
                                                        APRIL 1,       MARCH 26,
                                                         2006            2005
                                                        --------       ---------
Adjusted EBITDA:
   Net income (loss) ...........................        $ 6,433        $ (2,192)
   Depreciation and amortization ...............          7,281           6,462
   Income tax expense (benefit) ................          3,784          (1,357)
   Interest expense ............................         19,260          16,450
                                                        -------        --------

EBITDA .........................................         36,758          19,363


   Reorganization expense ......................            641            --
   Management severance ........................            826             105
   Management fees .............................            420             420
   Other, net ..................................             58            --
                                                        -------        --------

Adjusted EBITDA ................................        $38,703        $ 19,888
                                                        =======        ========



b) Working capital computation (current assets less current liabilities as defined in our senior credit facility):

                                                      APRIL 1,       DECEMBER 31,
                                                        2006            2005
                                                      ---------      ------------
Current assets .................................      $ 152,113       $ 151,654

Less:
   Cash and equivalents ........................        (21,388)        (24,622)
                                                      ---------       ---------
                                                        130,725         127,032
                                                      ---------       ---------

Current liabilities ............................        113,254         111,772

Less:
   Current maturities of long-term debt ........           (413)         (1,602)
                                                      ---------       ---------
                                                        112,841         110,170
                                                      ---------       ---------

Working capital ................................      $  17,884       $  16,862
                                                      =========       =========